UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

SOVEREIGN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

RELATIONAL INVESTORS LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exhibit 99.1:  On December 20, 2005 Relational Investors issued this press release.

Exhibit 99.1

PRESS RELEASE

RELATIONAL FILES PETITION WITH SEC REGARDING

SOVEREIGN-SANTANDER TRANSACTION

Seeks Determination That NYSE Invalidly Authorized Deal Without Shareholder Vote

SAN DIEGO, CA, December 20, 2005 — Relational Investors LLC, the largest shareholder of Sovereign Bancorp, Inc. (NYSE: SOV), announced today that it has filed a petition with the Securities and Exchange Commission requesting a determination that the New York Stock Exchange had invalidly authorized Sovereign Bancorp to proceed with its transaction with Banco Santander Central Hispano, S. A. (NYSE: STD) without a shareholder vote.  The petition maintains that the Exchange’s action either constitutes an amendment of its rules without the requisite prior approval of the Commission or a failure by the Exchange to enforce its rules.

Ralph V. Whitworth, Principal of Relational Investors, said:  “We believe that the terms of the Exchange’s own rules clearly require a vote.  Furthermore, a shareholder vote is required by fundamental principles of good corporate governance and shareholder democracy.  This is a crucial test case for these principles.  The best rules in the world are of no value whatsoever if patent evasions are not merely permitted, but encouraged.”

Relational believes that a shareholder vote is required under each of two rules.  The first rule requires a shareholder vote for an issuance of more than 20% of a company’s outstanding shares.  The Exchange acknowledges that Sovereign will issue more than 20% of its shares, but maintains that “treasury shares” issued by Sovereign do not count in calculating compliance with this rule.  Relational maintains that a treasury share exception is inconsistent with the plain meaning of the rule, its clear purpose, prior pronouncements by the Commission and the Exchange, and the regulatory history of the rule.  Moreover, it would make the rule a dead letter because the loophole is so substantial that, in the words of John Coffe, a professor at Columbia Law School and one of the country’s leading corporate governance experts, as reported in the American Banker on December 7, 2005, “[I]t creates not a small loophole, but a loophole the size of the Washington Square Arch.”

The second rule requires shareholder approval for a change in control.  The Exchange’s determination that no change in control has occurred can only be based on a special definition of control that differs from the commonly accepted definition of control used by the Commission and other governmental agencies.  Such a special definition clearly constitutes an amendment of the Exchange’s rule that has never been approved by the Commission.

About Relational Investors

Relational Investors LLC is an asset management firm located in San Diego, California managing $6.0 billion.  Additional information about Relational is available on their website at www.rillc.com.

Further Information About Relational’s SEC Filings

On October 20, 2005, Relational, together with a number of affiliated persons and entities that may be deemed “participants” for purposes of the solicitation rules of the Securities and Exchange Commission (“SEC”), filed a preliminary proxy statement on Schedule 14A with the SEC relating to a possible solicitation of proxies from the shareholders of Sovereign Bancorp, Inc. (“Sovereign”) in connection with Relational’s nomination of Ralph Whitworth and David Batchelder for election to Sovereign’s board of directors at Sovereign’s 2006 Annual Meeting of shareholders. On December 13, 2005, Relational filed with the SEC a revised preliminary proxy statement.  Relational will prepare and file with the SEC a definitive proxy statement relating to their nomination of Messrs. Whitworth and Batchelder and may file other proxy solicitation materials.  RELATIONAL ANTICIPATES THAT IT WILL FURTHER REVISE AND FILE THE PRELIMINARY PROXY STATEMENT AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AS REVISED (AND THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE) BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING RELATIONAL’S NOMINATION OF MESSRS. WHITWORTH AND BATCHELDER FOR ELECTION AS DIRECTORS.  The preliminary proxy statement is, and the revised preliminary proxy statement and the definitive proxy statement (when they become available) will be, available for free at www.sec.gov, along with any other relevant documents.  You may also obtain a free copy of the preliminary proxy statement, or the definitive proxy statement (when it becomes available), by contacting Maudie Holland of Relational at (858) 704-3321, or by sending an email to maudie@rillc.com.  Information regarding the names, affiliation, and interests of persons who may be deemed to be participants in our solicitation of proxies of Sovereign’s shareholders is available in the preliminary proxy statement filed with the SEC on October 20, 2005 and the revised preliminary proxy statement filed on December 13, 2005.

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For more information contact:

Sandi Christian

Relational Investors

(858) 704-3335

slc@rillc.com